EXHIBIT 23.1




               Consent of Ernst & Young LLP, Independent Auditors




   We consent to incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Nonemployee Director Stock Option Plan of our report dated July 22, 1994, with respect to the consolidated financial statements and schedules of The Marcus Corporation included in its Annual Report (Form 10-K) for the year ended May 26, 1994, filed with the Securities and Exchange Commission.



   Milwaukee, Wisconsin                                     ERNST & YOUNG LLP
   September 30, 1994